No. -1- Shares

NEW YORK RESIDENTIAL, INC.

Incorporated Under the Laws of Delaware

THIS CERTIFIES THAT is the holder of ( ) shares of the Common stock of **New York Residential, Inc.**, par value $.001 per share, transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized corporate officers and its Corporate Seal to be hereunto affixed as of this 15th day of December, 2005.

President/Vice President

Secretary/Treasurer

SEAL

© GOES 342
All Rights Reserved

Litho. in U.S.A.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY U.S. STATE SECURITIES LAW. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) IN COMPLIANCE WITH ALL SUCH LAWS AND (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO SUCH EFFECT.

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto ___________________________  _________________shares of the Common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ attorney to transfer the said stock on the books of New York Residential, Inc. with full power of substitution in the premises.

Dated: ____________________

______________________________________

(Signature)